Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Northern Trust Corporation hereby severally constitute and appoint Frederick H. Waddell and Kelly R. Welsh, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them singly, to sign for us in our names in the capacities indicated below a Registration Statement on Form S-8 relating to the sale of interests in The Northern Trust Company Thrift-Incentive Plan and shares of Common Stock of Northern Trust Corporation and any and all amendments (including post-effective amendments) to such a Registration Statement and to file any of the foregoing, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Northern Trust Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement, and any and all amendments thereto, and all that said attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney this 19th day of April, 2011.

/s/ Frederick H. Waddell
Frederick H. Waddell
Chairman, President,
Chief Executive Officer and Director

/s/ William L. Morrison
William L. Morrison
Executive Vice President and
Chief Financial Officer

/s/ Aileen B. Blake
Aileen B. Blake
Executive Vice President and Controller

/s/ Linda Walker Bynoe	/s/ Edward J. Mooney
Linda Walker Bynoe	Edward J. Mooney
Director	Director

/s/ Nicholas D. Chabraja	/s/ John W. Rowe
Nicholas D. Chabraja	John W. Rowe
Director	Director

/s/ Susan Crown	/s/ Martin P. Slark
Susan Crown	Martin P. Slark
Director	Director

/s/ Dipak C. Jain	/s/ David H. B. Smith, Jr.
Dipak C. Jain	David H. B. Smith, Jr.
Director	Director

/s/ Robert W. Lane	/s/ Enrique J. Sosa
Robert W. Lane	Enrique J. Sosa
Director	Director

/s/ Robert C. McCormack	/s/ Charles A. Tribbett III
Robert C. McCormack	Charles A. Tribbett III
Director	Director

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, Victoria Antoni, a Notary Public in and for said County, in the aforesaid State, do hereby certify that the above-named directors and officers of Northern Trust Corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person, and severally acknowledged that they signed and delivered the said instrument as their free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 19th day of April, 2011.

/s/ Victoria Antoni
NOTARY PUBLIC

My Commission Expires: 7/25/11